Exhibit 99.1

ZipRealty Announces Third Quarter 2010 Results

Total revenue of $28.3 million in the third quarter, a 20% decrease from the year-earlier period

Adjusted EBITDA loss of $3.6 million in the third quarter compared to a gain of $674,000 in the year-earlier period

Company embraces independent contractor model nationwide

Management updates Outlook

EMERYVILLE, Calif. – November 2, 2010 - ZipRealty, Inc. (Nasdaq: ZIPR) today announced financial results for its third quarter ended September 30, 2010. For the third quarter, net revenues were $28.3 million, a 20% decrease from the $35.4 million reported in the third quarter last year. The Company’s net loss for the period was $5.1 million or $0.25 per share, compared to a net loss of $0.8 million, or $0.04 per share, in the year-ago period. Adjusted EBITDA for the third quarter was a $3.6 million loss versus a gain of $674,000 in the third quarter last year.

Lanny Baker, President and CEO of ZipRealty commented, “As expected, the lack of government sponsored housing support in the third quarter sharply reduced transaction volumes and weighed on our revenue. We were pleased with market share gains in many of our markets, progress in our listings business, and the near doubling of our non-transaction revenue, but the overall affect on our income statement was disappointing. Looking forward, we will be focused on building a profitable foundation for future growth, regardless of the economic environment, and we are pursuing strategies to leverage our best assets and make changes necessary to strengthen our company.”

Baker continued, “One immediate example is our embrace of the independent contractor model nationwide. We believe this switch allows us to present a more appealing value proposition to agents that will enhance our recruiting and retention. It also allows us to redirect resources from day to day management to what we believe we do best: developing great technology and online marketing solutions. Finally, the conversion shifts a portion of our fixed costs to variable, which enables us to limit downside productivity risk while rewarding our best performers. We are excited by the change, and believe it will drive efficiency and market share gains over time.”

The Company announced the following operating metrics for the third quarter of 2010:

•	The total value of real estate transactions closed decreased to $1.2 billion in the third quarter of 2010 versus $1.5 billion in the same period last year.

•	The total number of transactions closed was 5,080 compared to 6,557 in the same period last year.

•	Average net transaction revenue per close increased approximately 0.5% to $5,308 from $5,284 in the same period last year.

•	At September 30, 2010, there were 3,305 ZipRealty agents engaged, up from 3,205 agents at the end of the third quarter of 2009 and 3,251 agents at June 30, 2010.

Balance Sheet & Liquidity

As of September 30, 2010, the Company had approximately $34.5 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to June 30, 2010 ZipRealty’s cash, cash equivalents and short-term investments decreased by approximately $5.4 million.

Outlook

Based upon current information and expectations, the Company has revised its outlook:

•	Net revenues for the full-year 2010 are expected to decline in the mid-single digits over 2009 levels.

•	Net loss and Adjusted EBITDA for the full-year 2010 are expected to be greater than the 2009 loss.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, Net Income (Loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss third quarter financial results will be webcast live on Tuesday, November 2, 2010 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 877-397-0298. A replay of the call will also be available through November 9, 2010 at 877-870-5176 and pin number 2834113.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage that uses an innovative combination of a comprehensive online presence, robust proprietary technology and knowledgeable local agents in the field to offer its clients fast, responsive and transparent service. The Company’s award-winning, user-friendly website gives its users access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent platform and customer relationship tools, helps it to increase agent efficiency and reduce costs, allowing the Company to pass on significant savings to consumers as permitted by law. Founded in 1999, the Company operates in 35 major markets in 22 states and the District of Columbia. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the Company’s focus on and ability to attain profitability regardless of the economic environment, the Company’s implementation of a national independent contractor model and whether that model will enable the company to increase focus on development of technology and on-line marketing, and allow the company to enhance agent recruiting and retention efforts, shift fixed costs to variable limiting downside risk, increase compensation to better performing agents and drive efficiency and market share gains, statements under the heading entitled “Outlook” regarding the anticipated range of revenue decline for 2010 compared to 2009, and the anticipated, net loss and Adjusted EBITDA loss for 2010. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure freezes and the impact of government programs, the Company’s ability to retain agents following a switch to an independent contractor model, to successfully integrate new members of the management team, to achieve sufficient agent productivity and retention to offset its costs, to remain an innovation leader in its industry, to adapt to changes in technologies and practices relating to the nature and use of information, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to attract, retain and incentivize agents and key personnel, to grow local market share in the face of intense competition, to access leads and MLS listings from third parties that it does not control, to develop, maintain and protect a strong brand identity, to protect arrangements for providing access to core services, and to manage the growth of technology and control systems, the Company’s continued use of rebates, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, systems interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2009. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net transaction revenues	$26,967	$34,647	$88,223	$87,701
Marketing and other revenues	1,350	712	3,466	1,504

Net revenues	28,317	35,359	91,689	89,205

Operating expenses
Cost of revenues	16,270	20,273	52,571	53,016
Product development	2,260	2,239	6,932	6,895
Sales and marketing	11,350	10,435	33,761	30,616
General and administrative	3,567	3,315	10,166	10,072

Total operating expenses	33,447	36,262	103,430	100,599

Loss from operations	(5,130)	(903)	(11,741)	(11,394)

Other income (expense), net:
Interest income	53	124	220	633
Other income (expense), net	—	—	—	1

Total other income (expense), net	53	124	220	634

Loss before income taxes	(5,077)	(779)	(11,521)	(10,760)

Provision for income taxes	—	—	—	—

Net loss	$(5,077)	$(779)	$(11,521)	$(10,760)

Net loss per share:
Basic and diluted	$(0.25)	$(0.04)	$(0.56)	$(0.53)

Weighted average common shares outstanding:
Basic and diluted	20,404	20,206	20,438	20,196

Supplemental operating data (unaudited)
Number of ZipAgents at beginning of period	3,251	3,172	3,085	2,816
Number of ZipAgents at end of period	3,305	3,205	3,305	3,205
Total value of real estate transactions closed during period (in billions)	$1.17	$1.54	$3.87	$3.83
Number of transactions closed during period (1)	5,080	6,557	17,083	16,745
Average net revenue per transaction during period (2)	$5,308	$5,284	$5,164	$5,237

(1)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale.
(2)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP Adjusted EBITDA to net loss

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss	$(5,077)	$(779)	$(11,521)	$(10,760)
Add back:
Interest income	(53)	(124)	(220)	(633)
Depreciation and amortization	539	654	1,709	1,954
Stock-based compensation expense	955	923	2,693	3,002

Non-GAAP Adjusted EBITDA	$(3,636)	$674	$(7,339)	$(6,437)

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$18,757	$23,737
Short-term investments	15,696	20,397
Accounts receivable, net of allowance	2,147	1,603
Prepaid expenses and other current assets	2,685	2,726

Total current assets	39,285	48,463

Restricted cash	90	110
Property and equipment, net	2,995	3,390
Intangible assets, net	36	58
Other assets	276	371

Total assets	$42,682	$52,392

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,108	$1,620
Accrued expenses and other current liabilities	7,450	8,815

Total current liabilities	9,558	10,435

Other long-term liabilities	226	327

Total liabilities	9,784	10,762

Stockholders’ equity:
Common stock: $0.001 par value; 24,046 and 23,930 shares issued and 20,496 and 20,445 shares outstanding, respectively	24	24
Additional paid-in capital	155,301	152,440
Common stock warrants	—	4
Accumulated other comprehensive loss	26	(153)
Accumulated deficit	(104,896)	(93,375)
Treasury stock, at cost: 3,550 and 3,485 shares, respectively	(17,557)	(17,310)

Total stockholders’ equity	32,898	41,630

Total liabilities and stockholders’ equity	$42,682	$52,392

ZipRealty, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities
Net loss	$(11,521)	$(10,760)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,687	1,931
Amortization of intangible assets	22	23
Stock-based compensation expense	2,693	3,002
Provision for doubtful accounts	54	11
Amortization of short-term investment premium (discount)	468	(15)
Loss on disposal of property and equipment	5	8
Changes in operating assets and liabilities
Accounts receivable	(598)	(1,044)
Prepaid expenses and other current assets	41	765
Other assets	95	359
Accounts payable	488	379
Accrued expenses and other current liabilities	(1,319)	1,558
Other long-term liabilities	(101)	(78)

Net cash used in operating activities	(7,986)	(3,861)

Cash flows from investing activities
Restricted cash	20	20
Proceeds from sale and maturity of short-term investments	4,412	25,510
Purchases of property and equipment	(1,247)	(1,075)

Net cash provided by investing activities	3,185	24,455

Cash flows from financing activities
Proceeds from stock option exercises	68	11
Purchase of treasury stock	(247)	(111)

Net cash used in financing activities	(179)	(100)

Net increase (decrease) in cash and cash equivalents	(4,980)	20,494

Cash and cash equivalents at beginning of period	23,737	18,500

Cash and cash equivalents at end of period	$18,757	$38,994

ZipRealty, Inc.

Results of Operations - Existing and New Markets

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended September 30, 2010			Three months ended September 30, 2009
	Existing	New	Total	Existing	New	Total
		(in thousands)			(in thousands)
Statements of Operations Data

Net transaction revenues	$22,560	$4,407	$26,967	$29,143	$5,504	$34,647
Marketing and other revenues	143	57	200	100	23	123

Net revenues	22,703	4,464	27,167	29,243	5,527	34,770

Operating expenses:
Cost of revenues	13,812	2,458	16,270	17,334	2,939	20,273
Sales and marketing	7,502	2,031	9,533	6,352	2,323	8,675

Total operating expenses	21,314	4,489	25,803	23,686	5,262	28,948

Income (loss) from market operatons	$1,389	$(25)	$1,364	$5,557	$265	$5,822

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended September 30, 2010			Three months ended September 30, 2009
	Existing	New	Total	Existing	New	Total
Statements of Operations Data

Net transaction revenues	99.4%	98.7%	99.3%	99.7%	99.6%	99.6%
Marketing and other revenues	0.6%	1.3%	0.7%	0.3%	0.4%	0.4%

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Operating expenses:
Cost of revenues	60.8%	55.1%	59.9%	59.3%	53.2%	58.3%
Sales and marketing	33.0%	45.5%	35.1%	21.7%	42.0%	24.9%

Total operating expenses	93.8%	100.6%	95.0%	81.0%	95.2%	83.2%

Income (loss) from market operatons	6.2%	(0.6%)	5.0%	19.0%	4.8%	16.8%

Other Operating Data

Number of markets (1)	23	12	35	23	12	35

Number of transactions closed during the period (2)
Buyer representation	3,735	895	4,630	4,883	1,143	6,026
Seller representation	360	90	450	420	111	531

	4,095	985	5,080	5,303	1,254	6,557

Average net revenue per transaction (3)	$5,509	$4,474	$5,308	$5,495	$4,389	$5,284
Number of ZipAgents at end of the period	2,579	726	3,305	2,494	711	3,205

(1)	Existing markets include markets opened as of December 31, 2006 and new markets include markets opened in 2007 and later. Westchester County, NY and Long Island, NY were combined during 2009 and are included as one market for all periods presented.

Comparable existing markets:

Atlanta, GA	Houston, TX	Phoenix, AZ
Austin, TX	Las Vegas, NV	Sacramento, CA
Baltimore, MD	Los Angeles, CA	San Diego, CA
Boston, MA	Miami, FL	San Francisco Bay Area, CA
Chicago, IL	Minneapolis, MN	Seattle, WA
Dallas, TX	Orange County, CA	Tampa, FL
Fresno/Central Valley, CA	Orlando, FL	Washington, DC
Greater Philadelphia Area, PA	Palm Beach, FL

New markets and the month opened:

Naples, FL	March 2007	Virginia Beach, VA	August 2007
Tucson, AZ	March 2007	Charlotte, NC	August 2007
Denver, CO	April 2007	Raleigh-Durham, NC	September 2007
Jacksonville, FL	May 2007	Westchester County/Long Island, NY	December 2007
Salt Lake City, UT	July 2007	Hartford, CT	July 2008
Richmond, VA	July 2007	Portland, OR	April 2009

(2)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale
(3)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period

NEWS FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
Investor Relations Contact:	Media Contact:
Tom Ryan/Denise Garcia	Marcus Gamo/Aimee Grove
866-947-4663	415-277-4925
ziprealty@allisonpr.com